                                                                  EXHIBIT 21.1


                       Subsidiaries of the Registrant


Name of Subsidiary                      Jurisdiction of Incorporation
------------------                      -----------------------------

Interplay OEM, Inc.                     California

Shiny Entertainment, Inc.               California

Interplay Productions Limited           England and Wales

Interplay Co., Ltd.                     Japan

Interplay Productions Pty Ltd           Australia